Filed Pursuant to Rule 424(b)(5)
Registration No. 333-213487

This information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the Notes and are not soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 2016

Preliminary Prospectus Supplement

(To Prospectus dated September 13, 2016)

$

    % Fixed-to-Floating Rate Subordinated Notes due 2026

We are offering $         aggregate principal amount of our     % Fixed-to-Floating Rate Subordinated Notes due 2026 (which we refer to as the “Notes”). The Notes will mature on                 , 2026. From and including                 , 2016 to but excluding                 , 2021, we will pay interest on the Notes semi-annually in arrears on each                  and                 , commencing                 , 2017, at a fixed annual interest rate equal to     %. From and including                 , 2021 to but excluding the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR rate plus a spread of      basis points, payable quarterly in arrears on each                 ,                 ,                 and                 . Notwithstanding the foregoing, in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero.

We may, beginning with the interest payment date of                 , 2021 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes—Redemption” in this prospectus supplement. The Notes will not be convertible or exchangeable.

The Notes will be unsecured subordinated obligations of OceanFirst Financial Corp. There is no sinking fund for the Notes. The Notes will be subordinated in right of payment to the payment of our existing and future senior indebtedness, including all of our general creditors, and they will be structurally subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations. The Notes are obligations of OceanFirst Financial Corp. only and are not obligations of, and are not guaranteed by, any of our subsidiaries.

Currently, there is no public trading market for the Notes. We do not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discounts and commissions		%	$
Proceeds to us, before expenses		%	$

(1)	Plus accrued interest, if any, from the original issue date. The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

Investing in the Notes involves risk. You should refer to “Risk Factors” beginning on page S-8 of this prospectus supplement and carefully consider that information before investing in the Notes.

The Notes are not savings accounts, deposits or other obligations of our subsidiary bank, OceanFirst Bank, or any of our nonbank subsidiaries. The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation, or “FDIC,” or any other governmental agency or public or private insurer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company (which, along with its successors, we refer to as “DTC”), and its direct participants, against payment therefor in immediately available funds, on or about                 , 2016.

Book Running Manager

SANDLER O’NEILL + PARTNERS, L.P.

Co-Manager

KEEFE, BRUYETTE & WOODS

                                                 A STIFEL COMPANY

Prospectus Supplement dated                 , 2016

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “OceanFirst,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean OceanFirst Financial Corp. References to “OceanFirst Bank” or the “Bank” mean OceanFirst Bank, which is our wholly-owned bank subsidiary.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated September 13, 2016, which provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information,” before investing in the Notes. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information that we file with the SEC can also be found on our website, www.oceanfirstonline.com, at the “SEC Filings” link under the “Investor Relations” tab. The information on, or that can be accessed through, our website is not a part of this document.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus supplement.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits), until the termination of this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2016, January 6, 2016, January 8, 2016, January 22, 2016, March 28, 2016, April 22, 2016, April 26, 2016, May 2, 2016, May 20, 2016, June 3, 2016, June 21, 2016, June 23, 2016 July 13, 2016, July 14, 2016, July 15, 2016, July 29, 2016, August 1, 2016, August 2, 2016 and September 14, 2016 (except for the disclosures made under Item 2.02 or Item 7.01 of any such Current Report on Form 8-K, including the related exhibits, which are deemed furnished, and not filed, in accordance with the SEC’s regulations); and

•	the description of our common stock contained in the Registration Statement on Form 8-A filed on May 8, 1996 pursuant to Section 12(g) of the Exchange Act, and any further amendment or report filed thereafter for the purpose of updating such description.

You may request a copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus (other than a copy of an exhibit to a filing, unless that exhibit is specifically incorporated by reference in the filing), at no cost, by writing or telephoning us at the following address and telephone number:

OceanFirst Financial Corp.

975 Hooper Avenue

Toms River, NJ 08753

Telephone: (732) 240-4500

Attention: Investor Relations

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with additional or different information.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the accompanying prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or discussed in documents incorporated by reference in this prospectus.

Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this prospectus, in any risk factors described in a supplement to this or in other filings.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. We undertake no obligation to revise or update the forward-looking statements contained in this prospectus at any time.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the Notes. You should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement and “Item 1A., Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as supplemented by our subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 to determine whether an investment in the Notes is appropriate for you.

OceanFirst Financial Corp.

OceanFirst Financial Corp. (the “Company”) is incorporated under Delaware law and serves as the holding company for OceanFirst Bank (the “Bank”). At June 30, 2016, the Company had consolidated total assets of $4.05 billion and total stockholders’ equity of $409 million. The Company is a savings and loan holding company subject to regulation by the Board of Governors of the Federal Reserve System (the “FRB”) and the Securities and Exchange Commission (“SEC”). The Bank is subject to regulation and supervision by the Office of the Comptroller of the Currency (“OCC”) and the Federal Deposit Insurance Corporation (“FDIC”). Currently, the Company does not transact any material business other than through its subsidiary, the Bank.

The Company has been the holding company for the Bank since it acquired the stock of the Bank upon the Bank’s conversion from a federally-chartered mutual savings bank to a federally-chartered capital stock savings bank in 1996 (the “Conversion”). The Bank’s principal business has been and continues to be attracting retail and business deposits in the communities surrounding its branch offices and investing those deposits primarily in loans, consisting of commercial real estate and other commercial loans which have become a key focus of the Bank and single-family, owner-occupied residential mortgage loans. The Bank also invests in other types of loans, including residential construction and consumer loans. In addition, the Bank invests in mortgage-backed securities (“MBS”), securities issued by the U.S. Government and agencies thereof, corporate securities and other investments permitted by applicable law and regulations. The Bank’s revenues are derived principally from interest on its loans, and to a lesser extent, interest on its investment and mortgage-backed securities. The Bank also receives income from fees and service charges on loan and deposit products and wealth management services, Bankcard services and the sale of alternative investment products, e.g., mutual funds, annuities and life insurance. The Bank’s primary sources of funds are deposits, principal and interest payments on loans, investments and mortgage-backed securities, investment maturities, proceeds from the sale of loans, Federal Home Loan Bank (“FHLB”) advances and other borrowings.

Our principal executive offices are located at 975 Hooper Avenue, Toms River, New Jersey 08753 and our telephone number is (732) 240-4500. Our website address is www.oceanfirst.com. Information on our website shall not be deemed part of this prospectus. Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus under the heading “Where You Can Find More Information.”

Market Area and Competition

The Bank is a community-oriented financial institution, offering a wide variety of financial services to meet the needs of the communities it serves. The Bank conducts its business through its headquarters located in Toms River, New Jersey, and, with the consummation of our acquisition of Cape Bancorp, Inc. (“Cape”), fifty branch offices located throughout central and southern New Jersey. See “Recent Acquisitions.” The Bank also operates a wealth management office in Manchester, New Jersey and two deposit production offices, one in Freehold, New Jersey and one that opened in the fourth quarter of 2015 in Lakewood, New Jersey. A commercial loan production office was opened in Mercer County in the first quarter of 2015 to better serve the broader central New Jersey market area. The Bank’s deposit gathering and lending activities are concentrated in the markets surrounding its branch office network.

The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey, which is located along the central New Jersey shore. The economy in the Bank’s primary market area, which represents the broader central New Jersey market, is based upon a mixture of service and retail trade. Other employment is provided by a variety of wholesale trade, manufacturing, Federal, state and local government, hospitals and utilities. The area is also home to commuters working in areas in and around New York City and Philadelphia.

The Bank’s future growth opportunities will be partly influenced by the growth and stability of the local economy and the competitive environment. The Bank faces significant competition both in making loans and in attracting deposits. The state of New Jersey is an attractive market to many financial institutions. Many of the Bank’s competitors are branches of significantly larger institutions headquartered out-of-market which have greater financial resources than the Bank. The Bank’s competition for loans comes principally from commercial banks, savings banks, savings and loan associations, credit unions, mortgage banking companies, internet-based providers and insurance companies. Its most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations and credit unions although the Bank also faces competition for deposits from short-term money market funds, other corporate and government securities funds, internet-only providers and from other financial service institutions such as brokerage firms and insurance companies. The Bank distinguishes itself from large banking competitors through its local presence and ability to deliver personalized service.

Recent Acquisitions

On July 31, 2015, the Bank executed an agreement to purchase an existing retail branch with total deposits of $24.6 million and core deposits (all deposits except time deposits) of $20.2 million located in the Toms River market. The purchase closed and the branch was successfully integrated into the Bank on March 11, 2016.

On May 2, 2016, the Company completed its acquisition of Cape, which after purchase accounting adjustments added $1.5 billion to assets, $1.2 billion to loans, and $1.2 billion to deposits. Total consideration paid for Cape was $196.4 million, including cash consideration of $30.5 million. Cape was merged with and into the Bank as of the date of acquisition.

Cape was a New Jersey chartered savings bank originally founded in 1923. Cape had full-service banking offices located in southern New Jersey and three loan offices serving Burlington, Cape May and Atlantic counties New Jersey and two loan offices servicing the eastern Pennsylvania marketplace.

On July 12, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ocean Shore Holding Co. (“Ocean Shore”), the parent company of Ocean City Home Bank, a federal savings bank (“OCHB”) and Masters Merger Sub Corp. (“Merger Sub”), a wholly owned subsidiary of the Company. Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge (the “First-Step Merger”) with and into Ocean Shore, with Ocean Shore as the surviving entity, and immediately following the effective time of the First-Step Merger, Ocean Shore will merge with and into the Company, with the Company as the surviving entity (together with the First-Step Merger, the “Integrated Mergers”). It is anticipated that immediately following the consummation of the Integrated Mergers, OCHB, will merge with and into the Bank, with the Bank as the surviving entity.

THE OFFERING

The following summary contains basic information about the Notes and is not complete. It does not contain all the information that may be important to you. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.”

Issuer:	OceanFirst Financial Corp.

Securities Offered:	% Fixed-to-Floating Rate Subordinated Notes due 2026

Aggregate Principal Amount:	$

Issue Price:	%

Maturity Date:	The Notes will mature on , 2026.

Interest Rate:	From and including the issue date to but excluding , 2021, a fixed per annum rate of %.

From and including , 2021 to but excluding the maturity date or the date of earlier redemption, a floating per annum rate equal to the then-current three-month LIBOR rate, determined on the determination date of the applicable interest period, plus a spread of basis points; provided, however, in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. For any determination date, “LIBOR” means the rate as published by Bloomberg (or any successor service) at approximately 11:00 a.m., London time, two business days prior to the commencement of the relevant quarterly interest period, as the London interbank rate for U.S. dollars. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as provided in the Indenture (as defined in “Description of the Notes” in this prospectus supplement). The Company has appointed Wilmington Trust, National Association, as the calculation agent for purposes of determining three-month LIBOR for each floating rate interest period.

Interest Payment Dates:	Until, but not including , 2021, we will pay interest on the Notes on and of each year, commencing , 2017.

From and including , 2021 to , 2026 but excluding the maturity date or the date of earlier redemption, we will pay interest on the Notes on , , and of each year.

Record Dates:	The 15th day of the month immediately preceding the month of the applicable interest payment date.

Day Count Convention:	Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to but excluding , 2021 and,

thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.

No Guarantees:	The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”

Ranking:	The Notes will be our unsecured, subordinated obligations and:

•	will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the Indenture), all as described under “Description of the Notes” in this prospectus supplement;

•	will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;

•	will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•	will rank senior in right of payment and upon our liquidation to any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

•	will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of June 30, 2016, on a consolidated basis, the Company’s outstanding indebtedness and other liabilities totaled approximately $3.6 billion, which includes approximately $3.2 billion of deposit liabilities.

The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional Redemption:	We may, beginning with the interest payment date of , 2021, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.

Special Redemption:

We may also redeem the Notes at any time, including prior to                 , 2021, at our option, in whole but not in part, if: (a) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes; (b) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (c) we are required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. For more information, see “Description of the Notes—Redemption” in this prospectus supplement.

Sinking Fund:	There is no sinking fund for the Notes.

Further Issuances:	The Notes will initially be limited to an aggregate principal amount of $ . We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series.

Use of Proceeds:	We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $ . We intend to use these proceeds for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, repaying indebtedness and financing investments and capital expenditures, repurchasing shares of our common stock and for investments in the Bank as regulatory capital. See “Use of Proceeds” in this prospectus supplement.

Form and Denomination:	The Notes will be offered in book-entry form through the facilities of DTC in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Listing:	The Notes will not be listed on any securities exchange or quoted on any quotation system.

Governing Law:	The Notes and the Indenture will be governed by the laws of the State of New York.

Trustee:	Wilmington Trust, National Association.

Risk Factors:	An investment in the Notes involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement and Item 1A., Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as supplemented by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

Ratios of Earnings to Fixed Charges:	Please refer to the information contained under “Ratios of Earnings to Fixed Charges” in this prospectus supplement for a presentation of such ratios as of June 30, 2016 and 2015 and for each of the last five years.

SUMMARY HISTORICAL FINANCIAL DATA

The following tables set forth selected consolidated historical financial and other data for the periods ended and as of the dates indicated. The selected consolidated financial data presented below as of and for the years ended December 31, 2015, 2014 and 2013 is derived from our audited consolidated financial statements, which are incorporated by reference into this prospectus supplement and accompanying prospectus. The selected consolidated financial data presented below as of and for the three and six months ended June 30, 2016 and 2015 is derived from our unaudited interim consolidated financial statements, which are incorporated by reference into this prospectus supplement and accompanying prospectus. The results for the three and six months ended June 30, 2016 include the impact of our acquisition of Cape subsequent to May 1, 2016. Results from past periods are not necessarily indicative of results that may be expected for any future period.

This summary historical financial data should be read in conjunction with the information in Item 7., Management’s Discussion and Analysis of Financial Condition and Results of Operations, in our Annual Report on Form 10-K for the year ended December 31, 2015, Item 2., Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and with our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and accompanying prospectus.

	Three months ended June 30,		Six months ended June 30,		As of and for the years ended December 31,
(dollars in thousands, except per share data)	2016*	2015**	2016*	2015**	2015**	2014	2013
Summary of Operations
Interest income	$33,141	$20,576	$56,214	$40,745	$85,863	$79,853	$80,157
Interest expense	3,127	2,143	5,641	4,179	9,034	7,505	9,628

Net interest income	30,014	18,433	50,573	36,566	76,829	72,348	70,529
Provision for loan losses	662	300	1,225	675	1,275	2,630	2,800
Total other income	4,883	4,171	8,259	8,157	16,426	18,577	16,458
Total operating expenses	28,646	14,392	45,361	28,130	60,775	57,764	59,244

Income before provision for income taxes	5,589	7,912	12,246	15,918	31,205	30,531	24,943
Provision for income taxes	1,928	2,779	4,380	5,523	10,883	10,611	8,613

Net income	$3,661	$5,133	$7,866	$10,395	$20,322	$19,920	$16,330

Per Common Share Data
Basic earnings per share	$0.16	$0.31	$0.40	$0.63	$1.22	$1.19	$0.96
Diluted earnings per share	0.16	0.31	0.39	0.63	1.21	1.19	0.95
Cash dividends per common share	0.13	0.13	0.26	0.26	0.52	0.49	0.48
Stockholders’ equity per common share	15.89	13.25	15.89	13.25	13.79	12.91	12.33
Return on average:
Total assets	0.40%	0.86%	0.50%	0.88%	0.82%	0.86%	0.71%
Stockholders’ equity	3.77	9.29	5.00	9.35	8.92	9.18	7.51
Average stockholders’ equity to average assets	10.66	9.22	10.06	9.36	9.25	9.41	9.46
Stockholders’ equity to assets	10.11	9.25	10.11	9.25	9.19	9.26	9.53
Allowance for loan losses to total loans	0.53	0.92	0.53	0.92	0.84	0.95	1.33
Allowance for loan losses to total nonperforming loans	108.79	79.09	108.79	79.09	91.51	89.13	46.14
Nonperforming loans to total loans	0.48	1.16	0.48	1.16	0.91	1.06	2.88

	As of June 30,		As of December 31,
(dollars in thousands)	2016*	2015**	2015**	2014	2013
Financial Condition Data
Assets	$4,047,493	$2,395,100	$2,593,068	$2,356,714	$2,249,711
Loans receivable, net (1)	3,130,046	1,772,879	1,970,703	1,688,846	1,541,460
Securities (2)	526,230	444,655	424,715	489,221	539,435
Deposits	3,206,262	1,761,675	1,916,678	1,720,135	1,746,763
Borrowings	402,776	394,803	422,757	400,550	270,804
Stockholders’ equity	409,258	221,535	238,446	218,259	214,350

*	OceanFirst closed the Cape acquisition on May 2, 2016.
**	OceanFirst closed its merger with Colonial American Bank on July 31, 2015.
(1)	Loans receivable, net, is net of undisbursed loan funds, net deferred origination costs and the allowance for loan losses.
(2)	Investment securities include available-for-sale and held-to-maturity securities.

RISK FACTORS

An investment in the Notes involves a number of risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the Notes is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended or supplemented by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus is qualified in its entirety by those risk factors.

Our obligations under the Notes will be unsecured and subordinated to any Senior Indebtedness.

The Notes will be unsecured subordinated obligations of OceanFirst Financial Corp. Accordingly, they will be junior in right of payment to any of our existing and future Senior Indebtedness. The Notes will rank equally with all of our other unsecured subordinated indebtedness issued in the future under the Indenture. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our current and future subsidiaries, including the Bank. As of June 30, 2016, on a consolidated basis, we had outstanding indebtedness and other liabilities totaling approximately $3.6 billion, which includes approximately $3.2 billion of deposit liabilities.

In addition, the Notes will not be secured by any of our assets. The Indenture does not limit the amount of Senior Indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above and in the following paragraph, holders of Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.

The Notes are not obligations of, or guaranteed by, our subsidiaries and are structurally subordinated to all liabilities of our subsidiaries.

The Notes will be obligations of OceanFirst Financial Corp. only and will not be guaranteed by any of our subsidiaries, including the Bank. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

We may incur a substantial level of debt that could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the Notes.

Neither we, nor any of our subsidiaries, are subject to any limitations under the terms of the Indenture from issuing, accepting or incurring any amount of additional debt, deposits or other liabilities, including Senior Indebtedness or other obligations ranking senior to or equally with the Notes. We and our subsidiaries are expected to incur additional debt and other liabilities from time to time, and our level of debt and the risks related thereto could increase.

A substantial level of debt could have important consequences to holders of the Notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our debt, including the Notes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for other purposes;

•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a disadvantage compared to our competitors that have relatively less debt;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

•	limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes.

In addition, a breach of any of the restrictions or covenants in our debt agreements could cause a cross-default under other debt agreements. A significant portion of our debt then may become immediately due and payable. We are not certain whether we would then have, or be able to obtain, sufficient funds to make these accelerated payments. If any of our debt is accelerated, our assets may not be sufficient to repay such debt in full.

The Indenture has limited covenants and does not contain any limitations on our ability to grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock, which may not protect your investment.

In addition to the absence of any restrictions on us or our subsidiaries on incurring any additional debt or other liabilities, we are not restricted under the Indenture from granting security interests over our assets, or from paying dividends or issuing or repurchasing our securities. Also, there are no covenants in the Indenture requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect our ability to make payments on the Notes when due.

Our access to funds from OceanFirst Bank may become limited, thereby restricting our ability to make payments on our obligations.

OceanFirst Financial Corp. is a separate and distinct legal entity from the Bank and our other subsidiaries. Our principal source of funds to make payments on the Notes and our other obligations is dividends, distributions and other payments from the Bank. The Bank is subject to laws that authorize regulatory bodies to block or reduce the flow of funds from the Bank to us, which could impede access to funds we need to make payments on our obligations, including interest and principal payments on the Notes. In addition, effective January 1, 2016, banks and bank holding companies are required to maintain a capital conservation buffer on top of minimum risk-weighted asset ratios. This buffer is designed to absorb losses during periods of economic stress. When fully phased-in on January 1, 2019, the capital conservation buffer will be 2.5%. Banking institutions that do not maintain capital in excess of the capital conservation buffer will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall. Accordingly, if the Bank does not maintain capital in excess of the buffer, distributions to the Company may be prohibited or limited and we may not have funds to make principal and interest payments on the Notes.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on the future performance of our operating subsidiaries, primarily the Bank. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from the Bank and required capital levels with respect to the Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a savings and loan holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or OceanFirst Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture. Our regulators can, in the event we become subject to an enforcement action, prohibit the Bank from paying dividends to us, and prevent payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes.

Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes.

The Notes are a new issue of securities for which there is no established trading market, and we do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on a quotation system. The underwriters have advised us that they intend to make a market in the Notes, as permitted by applicable laws and regulations; however, neither underwriter is obligated to make a market in the Notes and may discontinue its market-making activities at any time without notice. In addition, the liquidity of the trading market for the Notes, if any, will depend upon, among other things, the number of holders of the Notes, our performance and prospects, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. As a result, we cannot provide you with any assurance regarding whether a trading market for the Notes will develop or the ability of holders of the Notes to sell their Notes.

The market value of the Notes may be less than the principal amount of the Notes.

If a market develops for the Notes, the prices at which holders may be able to sell their Notes may be affected, potentially adversely, by a number of factors. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to maturity of the Notes; the aggregate amount outstanding of the Notes; any redemption or repayment features of the Notes; the level, direction, and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally; the extent of any market-making activities with respect to the Notes; and the operating performance of the Bank. Often, the only way to liquidate your investment in the Notes prior to maturity will be to sell the Notes. At that time, there may be a very illiquid market for the Notes or no market at all.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem all or a portion of the Notes on                 , 2021 and on any interest payment date thereafter prior to their stated maturity date. In addition, at any time at which any Notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the Notes in whole but not in part upon the occurrence of (i) a “Tax Event,” (ii) a “Tier 2 Capital Event” or (iii) a “1940 Act Event.” In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the Notes plus any accrued and unpaid interest to but excluding such earlier redemption date. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes—Redemption” in this prospectus supplement.

Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

The amount of interest payable on the Notes will vary on and after                 , 2021.

As the interest rate of the Notes will be calculated based on LIBOR from                 , 2021 to but excluding the maturity date or earlier redemption date and LIBOR is a floating rate, the interest rate on the Notes will vary on and after                 , 2021. During this period, the Notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the then-current three-month LIBOR rate, plus a spread of                  basis points; provided, that in the event three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if LIBOR increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

The level of LIBOR may affect our decision to redeem the Notes.

We are more likely to redeem the Notes on or after                 , 2021 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their maturity date, holders may not be able to invest in other securities that yield as much interest as the Notes.

Holders of the Notes will have no rights against the publishers of LIBOR.

Holders of the Notes will have no rights against the publishers of LIBOR, even though the amount they receive on each interest payment date on and after                 , 2021 will depend upon the level of LIBOR. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.

The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation.

The Notes are not savings accounts, deposits or other obligations of our bank subsidiary or any of our nonbank subsidiaries. The Notes are not insured by the FDIC or any other governmental agency or public or private insurer. The Notes are ineligible and may not be used as collateral for a loan by us or our bank subsidiary.

Our credit ratings may not reflect all risks of an investment in the Notes, and changes in our credit ratings may adversely affect your investment in the Notes.

The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current and historical information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time, or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $        . We intend to use the net proceeds from this offering for general corporate purposes, which may include providing capital to support our growth organically or through the acquisition of financial institutions or branches thereof, the acquisition of failed institutions from the FDIC or the acquisition of businesses related to banking, repaying indebtedness, financing investments and capital expenditures, repurchasing shares of our common stock and for investments in the Bank as regulatory capital.

Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. Pending the use of the net proceeds of this offering as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.

CAPITALIZATION

The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of June 30, 2016:

•	on an actual basis,

•	on an adjusted basis to give effect to the sale of the Notes offered hereby, for total net proceeds of approximately $ million after deducting the underwriting discount and estimated expenses.

This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which is incorporated by reference into this prospectus supplement.

	As of June 30, 2016
(dollars in thousands, except per share data)	Actual	As Adjusted for the sale of the Notes
Long Term Debt
Subordinated notes, due 2026
Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation preference, 5,000,000 shares authorized, no shares issued	$—
Common stock, $.01 par value, 55,000,000 shares authorized, 33,566,772 shares issued and 25,748,898 and 17,286,557 shares outstanding at June 30, 2016 and December 31, 2015, respectively	336
Additional paid-in capital	308,460
Retained earnings	230,895
Accumulated other comprehensive loss	(5,798)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(2,903)
Treasury stock, 7,817,874 and 16,280,215 shares at June 30, 2016 and December 31, 2015, respectively	(121,732)
Common stock acquired by Deferred Compensation Plan	(308)
Deferred Compensation Plan Liability	308

Total stockholders’ equity	$409,258

Capital ratios:
Common equity tier 1 to risk-weighted assets	11.47%
Tier 1 capital to risk-weighted assets	11.77%
Total capital to risk-weighted assets	12.34%
Tier 1 leverage to average assets (1)	9.95%

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 2015 and for the six-month periods ended June 30, 2016 and 2015. No shares of our preferred stock were outstanding, and we did not pay dividends on preferred stock, during these periods. No shares of our preferred stock are currently outstanding. As a result, the ratios of earnings to fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges for these periods.

Statement of Ratios of Earnings to Fixed Charges

		Six Months ended June 30,		Year ended December 31,
		2016	2015	2015	2014	2013	2012	2011
				(dollars in thousands)
	Earnings:
1)	Income before income taxes	$12,246	$15,918	$31,205	$30,531	$24,943	$30,947	$32,214
2)	Plus: Interest expense	5,641	4,179	9,034	7,505	9,628	14,103	18,060

3)	Earnings including interest on deposits	17,887	20,097	40,239	38,036	34,571	45,050	50,274
4)	Less: interest on deposits	3,042	1,922	4,301	4,103	4,709	7,547	10,401

5)	Earnings excluding interest on deposits	$14,845	$18,175	$35,938	$33,933	$29,862	$37,503	$39,873
	Fixed charges:
6)	Interest expense (line 2)	5,641	4,179	9,034	7,505	9,628	14,103	18,060
7)	Less: interest expense on deposits (line 4)	3,042	1,922	4,301	4,103	4,709	7,547	10,401

8)	Excluding interest on deposits	$2,599	$2,257	$4,733	$3,402	$4,919	$6,556	$7,659
	Ratio of Earnings to Fixed Charges:
	Including interest on deposits (item 3/item 6)	3.17	4.81	4.45	5.07	3.59	3.19	2.78
	Excluding interest on deposits (item 5/item 8)	5.71	8.05	7.59	9.97	6.07	5.72	5.21

DESCRIPTION OF THE NOTES

The Notes offered by this prospectus supplement will be issued by the Company under a Subordinated Indenture dated as of                 , 2016 between OceanFirst and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended and supplemented by a First Supplemental Indenture dated as of                 , 2016 between OceanFirst and the Trustee. We refer to the Subordinated Indenture, as amended and supplemented by the First Supplemental Indenture, as the “Indenture.” You may request a copy of the Indenture from us as described under “Where You Can Find More Information.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Indenture and the Notes. The following description of the particular terms of the Indenture and the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of subordinated debt in the accompanying prospectus, to which description we refer you.

You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes.

General

The Notes issued in this offering will initially be limited to $         in aggregate principal amount. Under the Indenture, the aggregate principal amount of Notes which may be sold and delivered in other offerings is unlimited. The Notes may be sold in one or more series with the same or various maturities, at par, at a premium, or at a discount.

The maturity of the Notes may not be accelerated in the absence of certain events of default (as such term is defined in the Indenture). There is no right to accelerate the maturity of the Notes if we fail to pay interest or any Additional Amounts (as defined below) on any Note for 30 days after such payment is due, fail to pay the principal on any Note when due, or fail to perform or breach any other covenant or warranty under any Note or in the Indenture for 90 days after we receive written notice of such failure or breach. See “—Events of Default; Acceleration of Payment; Limitation on Suits.”

The Notes will mature on                 , 2026 (the “maturity date”). The Notes are not convertible into, or exchangeable for, equity securities, other securities or assets of OceanFirst or the Bank. There is no sinking fund for the Notes.

As a savings and loan holding company, our ability to make payments on the Notes will depend primarily on the receipt of dividends and other distributions from the Bank. There are various regulatory restrictions on the ability of the Bank to pay dividends or make other distributions to us. See “Risk Factors— Our access to funds from OceanFirst Bank may become limited, thereby restricting our ability to make payments on our obligations and Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding” in this prospectus supplement and the information in Item 1., Business, under the heading “Regulation and Supervision—Federal Savings Institution Regulation—Limitation on Capital Distributions” and Item 7., Management’s Discussion and Analysis of Financial Condition and Results of Operations, under the heading “Liquidity and Capital Resources,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Delivery of reports, information and documents (including, without limitation, reports contemplated in this section) to the Trustee is for information purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including OceanFirst’s compliance with covenants under the Indenture, Notes, and guarantees (if any), as to which the Trustee is entitled to rely exclusively on officers’ certificates.

The Notes are not savings accounts, deposits or other obligations of the Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are solely obligations of OceanFirst Financial Corp. and are neither obligations of, nor guaranteed by any of our subsidiaries.

The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Interest

The Notes will bear interest (a) at an initial rate of     % per annum, payable semi-annually in arrears on and of each year (each, a “fixed rate interest payment date”), commencing on                 , 2017, from and including the date of issuance to but excluding                 , 2021, and (b) thereafter at a floating per annum rate equal to the then-current three-month LIBOR plus     %, payable quarterly in arrears on                 ,                 ,                  and                  of each year (each, a “floating rate interest payment date,” and together with the fixed rate interest payment dates, the “interest payment dates”), commencing on                 , 2021. Notwithstanding the foregoing, if three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero.

“Three-month LIBOR” means, for any interest period, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Reset Rate Determination Date related to such interest period. If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by the Company for this purpose and whose names and contact information will be provided by the Company to the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a m., London time, on such Reset Rate Determination Date and in a principal amount equal to an amount for a single transaction in U.S. dollars in the relevant market at the relevant time as determined by the Company and provided to the Calculation Agent (a “Representative Amount”). If at least two such quotations are so provided, three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in the City of New York selected by the Company for this purpose and whose names and contact information will be provided by the Company to the Calculation Agent, to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a. m., New York City time, on such Reset Rate Determination Date and in a Representative Amount. If at least two such rates are so provided, three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then three-month LIBOR for the interest period related to such Reset Rate Determination Date will be set to equal the three-month LIBOR for the immediately preceding interest period or, in the case of the interest period commencing on the first floating rate interest payment date,     %. All percentages used in or resulting from any calculation of three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding the foregoing, in the event that three-month LIBOR as determined in accordance with this definition is less than zero, three-month LIBOR for such interest period shall be deemed to be zero.

“Calculation Agent” means Wilmington Trust, National Association, or any other successor appointed by us, acting as calculation agent.

“Designated LIBOR Page” means the display on Bloomberg Page BBAM1, (or any successor or substitute page of such service, or any successor to such service selected by OceanFirst), or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.

“Reset Rate Determination Date” means the second London Banking Day immediately preceding the first day of each applicable interest period commencing on the first floating rate interest payment date.

“Additional Amounts” means any additional amounts that are required by the Indenture or the Notes, under circumstances specified by the Indenture or the Notes, to be paid by the Company in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on holders of the Notes specified by the Indenture or the Notes.

The determination of three-month LIBOR for each applicable interest period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the amount of any interest payable after the first Reset Rate Determination Date will be maintained on file at the Calculation Agent’s principal offices.

Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months to, but excluding,             , 2021 and thereafter on the basis of a 360-day year and on the basis of the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period, which is from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to but excluding the applicable interest payment date or the stated maturity date or date of earlier redemption, if applicable. If an interest payment date or the maturity date for the Notes falls on a day that is not a business day, the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments. In the event that a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to but excluding such business day.

Interest on each Note will be payable to the person in whose name such Note is registered on the 15th day of the month immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.

No recourse will be available for the payment of principal of, or interest or any additional amounts on, any Note, for any claim based thereon, or otherwise in respect thereof, against any stockholder, employee, officer or director, as such, past, present or future, of OceanFirst or of any successor entity. Neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits or other liability by us or by our subsidiaries. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

When we use the term “business day,” we mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday or a day on which banking institutions in the City of New York or any place of payment are authorized or obligated by law or executive order to close.

Ranking

The Notes will rank equally with all other unsecured subordinated indebtedness of the Company issued in the future under the Indenture. As of June 30, 2016, we had no other outstanding subordinated indebtedness.

The Notes will be subordinated in right of payment to all of our senior indebtedness and other specified company obligations. The Notes will be obligations of OceanFirst Financial Corp. only and will not be guaranteed by any of our subsidiaries, including the Bank, which is our principal subsidiary. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. The Indenture and the Notes do not limit the amount of senior indebtedness, secured indebtedness, or other liabilities having priority over the Notes that we or our subsidiaries may incur. As of June 30, 2016, on a consolidated basis, our outstanding indebtedness (including deposits) totaled approximately $3.6 billion.

“Senior indebtedness” means:

•	the principal and any premium or interest for money borrowed or purchased by the Company;

•	the principal and any premium or interest for money borrowed or purchased by another person and guaranteed by the Company;

•	any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar instrument or agreement;

•	obligations to general and trade creditors;

•	an obligation arising from direct credit substitutes;

•	any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

•	all obligations of the type referred to in the first six bullet points above of other persons or entities for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States;

in each case, whether now outstanding, or created, assumed or incurred in the future. With respect to the Notes, senior indebtedness excludes any indebtedness that:

•	expressly states that it is junior to, or ranks equally in right of payment with, the Notes; or

•	is identified as junior to, or equal in right of payment with, the Notes in any board resolution establishing such series of subordinated indebtedness or in any supplemental indenture.

Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “senior indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.

Upon the liquidation, dissolution, winding up, or reorganization of OceanFirst, OceanFirst must pay to the holders of all senior indebtedness the full amounts of principal of, premium, interest and Additional Amounts on, that senior indebtedness before any payment is made on the Notes. If, after we have made those payments on our senior indebtedness there are amounts available for payment on the Notes, then we may make any payment on the Notes. Because of the subordination provisions and the obligation to pay senior indebtedness described above, in the event of insolvency of OceanFirst, holders of the Notes may recover less ratably than holders of senior indebtedness and other creditors of OceanFirst. With respect to the assets of a subsidiary of ours, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.

Subject to the terms of the Indenture, if the Trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

Events of Default; Acceleration of Payment; Limitation on Suits

The Notes and Indenture provide for only limited events upon which the principal of the Notes may be accelerated. These events are:

•	A court having jurisdiction shall enter a decree or order for the appointment of a receiver, liquidator, trustee, or similar official in any receivership, insolvency, liquidation, or similar proceeding relating to the Company, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

•	The Company shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any receivership, insolvency, liquidation or similar proceeding with respect to the Company; or

•	in the event of an appointment of a receiver, conservator or similar official for the Bank.

The Notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal on the Notes, including:

•	Default in the payment of any installment of interest or any Additional Amounts upon the Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

•	Default in the payment of the principal (or premium, if any) on the Notes when it becomes due and payable; or

•	Failure by the Company duly to observe or perform any of the other covenants or agreements in the Indenture continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding.

There is no right of acceleration in the case of a default in the payment of principal of or interest or Additional Amounts on the Notes or in our nonperformance of any other obligation under the Notes or the Indenture. If we default in our obligation to pay any interest on the Notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the Indenture and such breach continues for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the same shall have been given to us, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes of the performance of any covenant or agreement in the Indenture.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

•	the holders of not less than 25% in principal amount of the Notes shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

•	such holder or holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses, and liabilities to be incurred in complying with such request;

•	the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture provides that no one or more of such holders shall have any right under the Indenture to affect, disturb or prejudice the rights of any other holder, or to obtain priority or preference over any of the other holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders of Notes.

Redemption

We may, at our option, beginning with the interest payment date of                 , 2021, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption. The Notes may not otherwise be redeemed prior to maturity, except that we may also, at our option, redeem the Notes at any time, including before                 , 2021, in whole, but not in part, from time to time, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption upon the occurrence of:

•	a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that an amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which change or amendment becomes effective or which pronouncement or decision is announced on or after the date of the issuance of the Notes, resulting in more than an insubstantial risk that the interest payable on the Notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

•

a “Tier 2 Capital Event,” defined in the Indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or

(b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over savings and loan holding companies), as then in effect and applicable to us that would preclude the Notes from being included as Tier 2 capital; or

•	OceanFirst becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. Any such redemption will be at a redemption price equal to the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the date of redemption. Any redemption, call or repurchase of the Notes following one of these events would require prior approval of the Federal Reserve.

In the event of any redemption of the Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) by first-class mail, or in the case of global notes, electronically in accordance with DTC’s procedures, to each holder of Notes not less than 30 nor more than 60 days prior to the redemption date.

Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders.

Modification and Waiver

The Indenture provides that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding Notes; provided, that any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:

•	change the stated maturity of the principal of, any installment of interest on, or any Additional Amounts with respect to, any Note;

•	reduce the principal amount, rate of interest or Additional Amounts of any Note;

•	reduce the percentage in principal amount of an outstanding Note, the consent of whose holders is required to modify or amend the Indenture, for any supplemental indenture, or for any waiver of compliance with certain provisions of the Indenture or certain defaults and the consequences thereof under the Indenture;

•	adversely affect any right of repayment of the holder of the Notes;

•	extend the time of payment of interest on the Notes or any Additional Amounts;

•	change any of the redemption provisions of the Notes; or

•	change the coin or currency for payment, of principal, or premium, if any, or any Additional Amounts with respect to, the Notes.

In addition, the holders of a majority in principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:

•	to evidence the succession of another person to the Company as obligor under the Indenture or to evidence the addition or release of any guarantor in accordance with the Indenture or any supplemental indenture;

•	to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company in the Indenture;

•	to provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose, provided that such action or actions will not adversely affect the interests of the holders of the Notes in any material respect;

•	to establish the form or terms of the Notes and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under an indenture by more than one trustee;

•	to cure any ambiguity or correct any inconsistency in the indenture, provided that the cure or correction does not adversely affect the holders of the Notes;

•	to add events of default for the benefit of the holders of the Notes;

•	to secure or provide for the guarantee of the Notes;

•	to change or eliminate any provisions of the Indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to establish the form of the Notes and to provide for the issuance of any series of notes under the Indenture and to set forth the terms thereof, and to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of such notes;

•	to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or to conform any provision in the indenture to the requirements of the Trust Indenture Act;

•	to add to the covenants for the benefit of holders of Notes or to surrender any right or power conferred upon the Company in the Indenture, provided that such action shall not adversely affect the interests of holders of Notes; or

•	to make any change that does not adversely affect the legal rights under the Indenture of any holder of notes of any series issued under the Indenture.

The Trustee shall be entitled to receive an officer’s certificate and opinion of counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture, that such supplemental indenture is authorized and permitted and that such supplemental indenture is the legal, valid and binding obligation of OceanFirst, enforceable against it in accordance with its terms.

Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance (in each case, except for certain surviving rights of the Trustee and our obligations in connection therewith). We may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the Notes sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the stated maturity date or a redemption date of the Notes. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen or mutilated Notes and the right to receive payments of the principal of (and premium, if any) and interest on such Notes when such payments are due.

We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service (the “IRS”) or a change in the applicable federal income tax law. We may not have a default under the Indenture or the Notes on the date of deposit and, under certain circumstances, 120 days after such deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Satisfaction and Discharge

We may discharge our obligations under the Indenture (except for certain surviving rights of the Trustee and our obligations in connection therewith) and the Notes if: (a) all outstanding Notes have been delivered for cancellation; (b) all outstanding Notes have become due and payable or will become due and payable at their stated maturity within one year; or (c) all outstanding Notes are scheduled for redemption within one year, and we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding Notes and any other sums due on the stated maturity date or a redemption date.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease its assets substantially as an entirety to us, unless:

•	if we consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any other person, the person formed by such consolidation or into which we merge, or the person that acquires our assets, is a corporation organized and validly existing under the laws of the United States of America, any of its states or the District of Columbia, which person must expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and interest on the Notes and the performance or observance of our covenants under the Indenture;

•	immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of us or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the Indenture, shall have happened and be continuing; and

•	we have complied with our obligations to deliver certain documentation to the Trustee, including an officers’ certificate and opinion of counsel each stating that such consolidation, merger or disposition and the related supplemental indentures comply with the Indenture.

Further Issues

We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.

The Trustee may conclusively rely upon certificates, opinions or other documents furnished to it under the Indenture and shall have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee shall have no responsibility for monitoring OceanFirst’s compliance with any of its covenants under the Indenture.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes in non-Global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its office at 1100 North Market Street, Wilmington, Delaware 19890, as the paying agent for the Notes. We must notify you of changes in the paying agents.

Governing Law

The Indenture provides that the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Tier 2 Capital

The Notes are intended to qualify as Tier 2 capital under the capital rules established by the Federal Reserve for bank holding companies. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated in right of payment to the Bank’s depositors and general creditors and to each of our non-bank subsidiaries’ depositors and general creditors;

•	not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of a bank holding company or a major bank subsidiary;

•	be ineligible as collateral for a loan by us or the Bank;

•	only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, as described above, and, in any case, subject to obtaining the prior approval of the Federal Reserve or other primary federal regulator to the extent such approval is then required under the rules of the Federal Reserve or such other regulator; and

•	unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement

The Notes will be represented by one or more permanent global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with, or on behalf of DTC and registered in the name of Cede & Co. (DTC’s partnership nominee). The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the Depositary or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•	will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and dividend payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of OceanFirst, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither OceanFirst nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Trustee

Wilmington Trust, National Association will act as Trustee under the Indenture. From time to time, we, and one or more of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee in the ordinary course of business. Additionally, we maintain banking relationships with the Trustee and its affiliates in the ordinary course of business.

Upon the occurrence of an event which, after notice or lapse of time or both, would become an event of default under the Notes, or upon the occurrence of a default under another indenture under which the Trustee serves as trustee, the Trustee may be deemed to have a conflicting interest. Under such circumstances, the Trustee must eliminate the conflict or resign. In that event, we would be required to appoint a successor trustee.

Notices

Any notices required to be given to the holders of the Notes will be given to the Trustee. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax consequences of the ownership and disposition of the Notes offered hereby. Except where noted, this discussion addresses only those beneficial owners of the Notes that are purchased by an initial holder at their original issue price for cash and that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes or any persons who hold the Notes for any reason other than as capital assets. In addition, this summary does not address the tax laws of any state, local or non-U.S. jurisdiction or other U.S. federal tax laws, such as alternative minimum, estate and gift taxes. We intend, and by acquiring any Notes each beneficial owner of a Note will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes, and this discussion assumes such treatment.

This discussion does not address all aspects of U.S. federal income taxation that may be applicable to beneficial owners of the Notes in light of their particular circumstances, or to a class of beneficial owners subject to special treatment under U.S. federal income tax laws, such as:

•	entities treated as partnerships or S corporations for U.S. federal income tax purposes or persons who hold the Notes through entities treated as partnerships or S corporations for U.S. federal income tax purposes,

•	financial institutions and banks,

•	insurance companies,

•	qualified insurance plans,

•	tax-exempt organizations,

•	qualified retirement plans and individual retirement accounts,

•	governmental entities,

•	brokers, dealers or traders in securities or currencies,

•	regulated investment companies,

•	real estate investment trusts or grantor trusts,

•	persons whose functional currency is not the U.S. dollar,

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”),

•	persons who purchase or sell the Notes as part of a wash sale,

•	persons who hold the Notes as part of a “hedge,” “straddle” or other risk reduction mechanism, “constructive sale,” or “conversion transaction,” as these terms are used in the Code,

•	persons that own (or are deemed to own) 10% or more of the total combined voting power of all classes of our stock entitled to vote,

•	certain U.S. expatriates, and

•	controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations.

This summary is for general information only and is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, as well as existing interpretations relating thereto, all as of the date hereof, and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions. You are urged to consult your tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under other U.S. federal tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder.” As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust: (a) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust; or (b) that was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of Interest. Based on the interest rate characteristics of the Notes, we intend to treat the Notes as “variable rate debt instruments” (“VRDIs”) for U.S. federal income tax purposes and this discussion assumes such characterization to be correct. It is expected, and this discussion assumes, that either the issue price of the Notes will equal the stated redemption price at maturity of the Notes or the Notes will be issued with no more than a de minimis amount of original issue discount. Accordingly, stated interest paid on a Note should constitute “qualified stated interest” under the Treasury Regulations applicable to VRDIs, and as such will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition. Upon the sale, exchange, redemption, retirement or other taxable disposition (including early redemption) of a Note, you generally will recognize taxable gain or loss equal to the difference between the amount you realize and your adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued and unpaid qualified stated interest, which will be treated as described under “—Payments of Interest” above. Your adjusted tax basis in the Note generally will equal the cost of the Note to you. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, you have held the Note for more than one year. Long term capital gains recognized by certain non-corporate U.S. Holders (including certain individuals) are generally subject to preferential tax rates. The deductibility of capital losses may be subject to limitations. You are urged to consult your tax advisor regarding such limitations.

Backup Withholding and Information Reporting. Information returns generally will be filed with the IRS in connection with interest payments on the Notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes. Backup withholding (currently at a rate of 28%) may be imposed on these payments if you fail to provide your correct taxpayer identification number to the paying agent or comply with certain certification procedures, or otherwise fail to establish an exemption from backup withholding. You should timely provide the required information to the IRS, and the amount of any backup withholding from a payment to you generally will be allowable as a credit against your U.S. federal income tax liability. You are urged to consult your tax advisor regarding your qualification for an exemption from backup withholding and the procedures for establishing such exemption, if applicable.

Net Investment Income Tax. Certain U.S. Holders who are individuals, estates and certain trusts are subject to a 3.8% tax on the lesser of: (a) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year (for these purposes, net investment income generally includes interest and gains from sales of Notes); and (b) the excess of the U.S. Holder’s modified adjusted gross income for the relevant taxable year over a certain threshold (which, in the case of individuals, is between $125,000 and $250,000, depending on the individual’s circumstances). U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the effect, if any, of the net investment income tax on their purchase, ownership and disposition of Notes.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	a foreign estate or trust,

but does not include you if you are an individual present in the United States for 183 days or more in the taxable year of disposition of the Notes and you are not otherwise a resident of the United States for U.S. federal income tax purposes. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale, exchange, redemption or other disposition of the Notes.

Payments on the Notes. Subject to the discussion below concerning backup withholding, payments of principal and interest on the Notes made by us or any paying agent to you could be subject to U.S. federal withholding tax, including when, in the case of interest, you fail to satisfy certain requirements such as the certification requirements described below.

Certification Requirement. Interest on a Note will not be exempt from U.S. federal withholding tax unless you certify on a properly executed IRS Form W-8BEN, Form W-8BEN-E or other appropriate form, under penalties of perjury, that you are not a United States person, and such withholding does not apply to you. Further, you could be subject to U.S. federal income tax withholding at a 30% rate unless (a) such tax is eliminated or reduced by an applicable income tax treaty or (b) such interest income is effectively connected with the conduct by you of a trade or business in the United States.

If interest on your Note is effectively connected with the conduct by you of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise, although you will be exempt from the withholding tax discussed in the preceding paragraphs, you generally will be taxed in the same manner as if you were a U.S. Holder (see “—Tax Consequences to U.S. Holders” above), except that you will be required to provide a properly executed IRS Form W-8 (generally an IRS Form W-8ECI) in order to receive payments of interest free of the withholding tax. You should consult your tax advisor with respect to other tax consequences of the ownership and disposition of Notes including the possible imposition of a branch profits tax.

Sale, Exchange, Redemption, Retirement or other Disposition. Subject to the discussion below concerning backup withholding, you generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption, retirement or other disposition of the Notes, unless the gain is effectively connected with the conduct of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise.

If you are engaged in a trade or business in the United States and you recognize gain on a sale or other disposition of the Notes that is effectively connected with that trade or business, you generally will be taxed as if you were a U.S. Holder (see “—Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. You should consult your tax advisor with respect to the tax consequences of the ownership and disposition of the Notes, including the possible imposition of a branch profits tax.

Backup Withholding and Information Reporting. Information returns generally will be filed with the IRS in connection with interest payments on the Notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may be filed with the IRS reporting your proceeds from a sale or other disposition (including a retirement or redemption) of the Notes and you may be subject to backup withholding (currently at a rate of 28%) on interest payments on the Notes or on the proceeds from a sale or other disposition of the Notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. You should timely provide the required information to the IRS, and the amount of any backup withholding from a payment to you generally will be allowable as a credit against your U.S. federal income tax liability.

Foreign Account Tax Compliance Act. Under Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally may apply to certain payments made to Non-U.S. Holders that fail to comply with certain certification, withholding and information reporting requirements (which may include entering into an agreement with the IRS), or otherwise that fail to satisfy the requirements of an applicable FATCA intergovernmental agreement. You are urged to consult your own tax advisors regarding the effect, if any, of the FATCA rules based on your particular circumstances.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES RELATED TO THE NOTES TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATED TO THE NOTES TO YOU.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on:

•	employee benefit plans that are subject to Part 4 of Subtitle B of Title I of ERISA;

•	individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code;

•	entities (including certain insurance company general accounts) with underlying assets that are deemed “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “plan asset regulations”)) by reason of any such plan’s or arrangement’s investment therein (we refer to all of the foregoing collectively as “Plans”); and

•	persons who are fiduciaries with respect to Plans.

Governmental, not for profit, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code but may be subject to laws that are substantially similar (each, a “Similar Law”).

The following discussion summarizes certain aspects of ERISA, the Code and Similar Laws that may affect the decision by a Plan or Non-ERISA Arrangement to invest in the Notes. The following discussion is general in nature and is not intended to be a complete discussion of applicable laws and regulations pertaining to an investment in the Notes by a Plan or Non-ERISA Arrangement. The following discussion is not intended to be legal advice. The following discussion is based on applicable law and regulations in effect as of the date of this prospectus supplement; we do not undertake any obligation to update this summary as a result of changes in applicable law or regulations. Fiduciaries of Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Notes. References herein to the purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.

Fiduciary Considerations

Before investing in the Notes, the fiduciary of a Plan should consider whether an investment will satisfy the applicable requirements set forth in Part 4 of Title I of ERISA, including whether the investment:

•	will satisfy the prudence and diversification standards of ERISA;

•	will be made solely in the interests of the participants and beneficiaries of the Plan;

•	is permissible under the terms of the Plan and its investment policies and other governing instruments; and

•	is for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and for defraying the reasonable expenses of administering the Plan.

The fiduciary of a Plan should consider all relevant facts and circumstances, including the limitations imposed on transferability, whether the Notes will provide sufficient liquidity in light of the foreseeable needs of the Plan, that the Notes are unsecured and subordinated, and the tax consequences of the investment. The fiduciary of a Non-ERISA Arrangement should consider whether an investment in the Notes satisfies its obligations imposed under Similar Laws and whether an investment is consistent with the terms of the governing instruments of the Non-ERISA Arrangement.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code may prohibit certain transactions involving the assets of a Plan and those persons who have specified relationships with the Plan, called “parties in interest” under

ERISA and “disqualified persons” under Section 4975 of the Code (collectively, “parties in interest”). Parties in interest who engage in a non-exempt prohibited transaction may be subject to excise taxes, and the transaction may be subject to rescission. Similar Law may include prohibitions applicable to Non-ERISA Arrangements that are similar to the prohibited transaction rules contained in ERISA and the Code. A fiduciary considering an investment in the Notes should consider whether the investment, including the holding or disposition of the Notes, may constitute or give rise to such a prohibited transaction for which an exemption is not available.

With respect to Plans subject to ERISA, we believe that the Notes will be treated as indebtedness with no substantial equity features for purposes of the plan asset regulations (although we make no assurances to that effect). Although not free from doubt, our assessment is based upon the traditional debt features of the Notes. If the Notes are treated as indebtedness, rather than equity, our assets will not be treated as plan assets as result of investment in the Notes.

Without regard to whether the Notes may cause our assets to be treated as plan assets under the plan asset regulations, we, the underwriters and our or the underwriters’ respective current and future affiliates may be parties in interest with respect to many Plans, and the purchase, holding or disposition of the Notes by, on behalf of, or with the assets of, any such Plan could give rise to a prohibited transaction under ERISA or the Code. For example, a purchase of the Notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan, which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief is available.

A prospective purchaser that is, or is acting on behalf of, or with the assets of, a Plan may wish to consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (a) the in-house asset manager exemption (PTCE 96-23); (b) the insurance company general account exemption (PTCE 95-60); (c) the bank collective investment fund exemption (PTCE 91-38); (d) the insurance company pooled separate account exemption (PTCE 90-1); and (e) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide limited exemptive relief for the purchase and sale of the Notes, provided that neither we nor certain of our affiliates have or exercise any discretionary authority or control over, or render any investment advice with respect to, the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less than, adequate consideration (as defined in the exemption) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance, however, that any of these administrative or statutory exemptions will be available with respect to a transaction involving the Notes or with respect to any particular Plan. Purchasers should consult their own legal counsel to determine whether any purchase will constitute a prohibited transaction and whether exemptive relief is available.

Each purchaser or holder of a Note, including each fiduciary who causes an entity to purchase or hold a Note, shall be deemed to have represented and warranted on each day such purchaser or holder holds such Note that either:

•	it is neither a Plan nor a Non-ERISA Arrangement, and it is not purchasing or holding the Note on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement; or

•	its purchase, holding and subsequent disposition of the Note will not constitute or result in (a) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law, or (b) a breach of fiduciary or other duty or applicable law.

Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code or any Similar Law. Nothing contained herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate for, Plans or Non-ERISA Arrangements, whether generally or as to any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

We have entered into an underwriting agreement dated                 , 2016 with Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein, with respect to the Notes being offered pursuant to this prospectus supplement. Subject to certain conditions, the underwriters named below have agreed, severally and not jointly, to purchase that portion of the aggregate principal amount of Notes in this offering listed next to their respective names in the table below:

Underwriters	Amount of Securities
Sandler O’Neill & Partners, L.P.	$
Keefe, Bruyette & Woods, Inc.
Total	$

Notes sold by the underwriters to the public initially will be offered at the public offering price set forth on the cover of this prospectus supplement. If all the Notes are not sold at the public offering price, the underwriters may change such offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We expect that delivery of the Notes will be made to investors on or about                 , 2016, which will be the third business day following the date of pricing of the Notes (such settlement being referred to as “T+3”).

The following table shows the per Note and total underwriting discounts we will pay the underwriters:

Per Note		%
Total	$

We estimate that our total expenses of the offering, excluding underwriting discounts, will be approximately $        . We have also agreed to reimburse the underwriters for certain of their fees and expenses.

No Sales of Similar Securities

We have agreed, for a period from the date of the underwriting agreement through and including the closing date of the offering, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any debt securities that are issued or guaranteed by us and have a tenor of more than one year, without the prior written consent of the underwriters, other than the Notes.

No Public Trading Market

There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, neither underwriter is obligated to do so and may discontinue any market-making in the Notes at any time in its sole discretion. Therefore, we cannot assure you that a liquid trading market for the Notes will develop, that you will be able to sell your Notes at a particular time, or that the price you receive when you sell will be favorable. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the credit ratings for the Notes, our operating performance and financial condition, general economic conditions and other factors.

Price Stabilization, Short Positions

In connection with this offering of the Notes, each underwriter may engage in overallotment and stabilizing transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Notes. Stabilizing transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If an underwriter engages in stabilizing transactions, it may discontinue them at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that either underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Each of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, each of the underwriters and its affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any underwriter or any of its affiliates has a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. Such underwriter and its affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. Each of the underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

LITIGATION

On July 22, 2016, Robert Strougo, a purported Ocean Shore stockholder, filed a putative class action lawsuit in the Superior Court for the State of New Jersey, Cape May County, captioned Strougo v. Ocean Shore Holding Co., et al., No. CMP C-45-16, against Ocean Shore, the members of the Ocean Shore board and the Company on behalf of all Ocean Shore public stockholders. The lawsuit generally alleges that the members of the Ocean Shore board breached their fiduciary duties by approving the merger agreement because the transaction is procedurally flawed and financially inadequate, certain terms in the merger agreement are preclusive and unfair, and certain members of the Ocean Shore board are conflicted. Plaintiff further alleges that the Company aided and abetted such breaches. The complaint was subsequently amended to include claims that the Company’s registration Statement on Form S-4 filed in connection with the merger transaction is misleading and omits material information.

On September 8, 2016, Robert Garfield, a purported shareholder of the Company, filed a putative class action in the Superior Court of New Jersey, Ocean County, captioned Garfield v. OceanFirst Financial Corp., et al No. OCN-L-2469-16 against the Company and members of its Board on behalf of all public shareholders of the Company. The lawsuit generally alleges that the members of the Company’s board breached their fiduciary duties by approving the Ocean Shore transaction. The lawsuit further alleges the transaction is not in the best interests of the Company’s shareholders and provides personal benefits to the individual defendants. The lawsuit also alleges that the Company’s registration statement on Form S-4 omits certain material information.

Both lawsuits seek to enjoin the Ocean Shore transaction, as well as unspecified money damages, costs and attorney’s fees and expenses. Ocean Shore (with regard to the Strougo lawsuit) and the Company believe the allegations in each lawsuit are without merit and they intend to vigorously defend against all claims asserted.

We can give you no assurance that the Company may not face additional claims related to the Ocean Shore transaction.

LEGAL MATTERS

The validity of the Notes offered by this prospectus supplement will be passed upon for us by Windels Marx Lane & Mittendorf, LLP, New Brunswick, New Jersey. Certain legal matters in connection with this offering will be passed upon for the underwriters by Covington & Burling LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of OceanFirst as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Cape Bancorp, Inc. as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and the effectiveness of Cape’s internal control over financial reporting as of December 31, 2015, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in its report thereon and incorporated herein by reference to our Amended Current Report on Form 8-K/A filed on July 15, 2016, in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Ocean Shore Holding Co (“Ocean Shore”) incorporated in this Registration Statement by reference from Ocean Shore’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Ocean Shore’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

OCEANFIRST FINANCIAL CORP.

$150,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Depositary Shares

Units

OceanFirst Financial Corp. may offer, issue and sell from time to time, together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) depositary shares and (vi) units, up to a maximum aggregate offering price of $150,000,000. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock and warrants may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The preferred stock may be represented by depositary shares. The units may consist of any combination of the securities listed above.

We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. Our common stock is quoted on the NASDAQ Global Select Market System under the symbol “OCFC.” On September 8, 2016, the last reported sale price of our common stock on the NASDAQ Global Select Market System was $19.85 per share. You are urged to obtain current market quotations of the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in these securities involves substantial risks. See “Risk Factors” on page 6 herein and in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, updated and supplemented by our periodic reports and other information filed by us with the Securities and Exchange Commission and incorporated by reference herein. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OBLIGATIONS OF OUR BANK AND NON-BANK SUBSIDIARIES AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this prospectus is September 13, 2016.

We have not authorized any person to give any information or make any statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date. You should not assume that the information in this prospectus is accurate as of any date after its date.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of common stock, preferred stock, warrants, debt securities, depositary shares and units in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read and are available to the public on the SEC’s website at http://www.sec.gov or at the SEC offices as described under the heading “Where You Can Find More Information” on page 37.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering by us. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” on page 37 for more information.

Neither we nor any underwriters or agents have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “OceanFirst,” “OceanFirst Financial” or the “Company” as used in this prospectus refer to OceanFirst Financial Corp. and its subsidiaries, including OceanFirst Bank, which we sometimes refer to as the “Bank,” except that such terms refer to only OceanFirst Financial Corp and not its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Debt Securities,” “Description of Depositary Shares” and “Description of Units.”

THE COMPANY

General

OceanFirst Financial Corp. (the “Company”) is incorporated under Delaware law and serves as the holding company for OceanFirst Bank (the “Bank”). At June 30, 2016, the Company had consolidated total assets of $4.05 billion and total stockholders’ equity of $409 million. The Company is a savings and loan holding company subject to regulation by the Board of Governors of the Federal Reserve System (the “FRB”) and the Securities and Exchange Commission (“SEC”). The Bank is subject to regulation and supervision by the Office of the Comptroller of the Currency (“OCC”) and the Federal Deposit Insurance Corporation (“FDIC”). Currently, the Company does not transact any material business other than through its subsidiary, the Bank.

The Company has been the holding company for the Bank since it acquired the stock of the Bank upon the Bank’s conversion from a federally-chartered mutual savings bank to a federally-chartered capital stock savings bank in 1996 (the “Conversion”). The Bank’s principal business has been and continues to be attracting retail and business deposits in the communities surrounding its branch offices and investing those deposits primarily in loans, consisting of commercial real estate and other commercial loans which have become a key focus of the Bank and single-family, owner-occupied residential mortgage loans. The Bank also invests in other types of loans, including residential construction and consumer loans. In addition, the Bank invests in mortgage-backed securities (“MBS”), securities issued by the U.S. Government and agencies thereof, corporate securities and other investments permitted by applicable law and regulations. The Bank’s revenues are derived principally from interest on its loans, and to a lesser extent, interest on its investment and mortgage-backed securities. The Bank also receives income from fees and service charges on loan and deposit products and wealth management services, Bankcard services and the sale of alternative investment products, e.g., mutual funds, annuities and life insurance. The Bank’s primary sources of funds are deposits, principal and interest payments on loans, investments and mortgage-backed securities, investment maturities, proceeds from the sale of loans, Federal Home Loan Bank (“FHLB”) advances and other borrowings.

Our principal executive offices are located at 975 Hooper Avenue, Toms River, New Jersey 08753 and our telephone number is (732) 240-4500. Our website address is www.oceanfirst.com. Information on our website shall not be deemed part of this prospectus. Additional information about us and our subsidiaries Is included in the documents incorporate by reference in this prospectus under the heading “Where You Can Find More Information.”

Market Area and Competition

The Bank is a community-oriented financial institution, offering a wide variety of financial services to meet the needs of the communities it serves. The Bank conducts its business through its headquarters located in Toms River, New Jersey, and, with the consummation of our acquisition of Cape Bancorp, Inc. (“Cape”), fifty branch offices located throughout central and southern New Jersey. The Bank also operates a wealth management office in Manchester, New Jersey and two deposit production offices, one in Freehold, New Jersey and one that opened in the fourth quarter of 2015 in Lakewood, New Jersey. A commercial loan production office was opened in Mercer County in the first quarter of 2015 to better serve the broader central New Jersey market area. The Bank’s deposit gathering and lending activities are concentrated in the markets surrounding its branch office network.

The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey, which is located along the central New Jersey shore. The economy in the Bank’s primary market area, which represents the broader central New Jersey market, is based upon a mixture of service and retail trade. Other employment is provided by a variety of wholesale trade, manufacturing, Federal, state and local government, hospitals and utilities. The area is also home to commuters working in areas in and around New York City and Philadelphia.

The Bank’s future growth opportunities will be partly influenced by the growth and stability of the local economy and the competitive environment. The Bank faces significant competition both in making loans and in attracting deposits. The state of New Jersey is an attractive market to many financial institutions. Many of the Bank’s competitors are branches of significantly larger institutions headquartered out-of-market which have greater financial resources than the Bank. The Bank’s competition for loans comes principally from commercial banks, savings banks, savings and loan associations, credit unions, mortgage banking companies, internet-based providers and insurance companies. Its most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations and credit unions although the Bank also faces competition for deposits from short-term money market funds, other corporate and government securities funds, internet-only providers and from other financial service institutions such as brokerage firms and insurance companies. The Bank distinguishes itself from large banking competitors through its local presence and ability to deliver personalized service.

Acquisitions

On July 31, 2015, the Bank executed an agreement to purchase an existing retail branch with total deposits of $24.6 million and core deposits (all deposits except time deposits) of $20.2 million located in the Toms River market. The purchase closed and the branch was successfully integrated into the Bank on March 11, 2016.

On May 2, 2016, the Company completed its acquisition of Cape, which after purchase accounting adjustments added $1.5 billion to assets, $1.2 billion to loans, and $1.2 billion to deposits. Total consideration paid for Cape was $196.4 million, including cash consideration of $30.5 million. Cape was merged with and into the Company’s subsidiary, OceanFirst Bank, as of the date of acquisition.

Cape was a New Jersey chartered savings bank originally founded in 1923. Cape had full-service banking offices located in southern New Jersey and three loan offices serving Burlington, Cape May and Atlantic counties New Jersey and two loan offices servicing the eastern Pennsylvania marketplace.

On July 12, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ocean Shore Holding Co. (“Ocean Shore”), the parent company of Ocean City Home Bank, and Masters Merger Sub Corp. (“Merger Sub”), a wholly owned subsidiary of the Company. Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge (the “First-Step Merger”) with and into Ocean Shore, with Ocean Shore as the surviving entity, and immediately following the effective time of the First-Step Merger, Ocean Shore will merge with and into the Company, with the Company as the surviving entity (together with the First-Step Merger, the “Integrated Mergers”). It is anticipated that immediately following the consummation of the Integrated Mergers, Ocean City Home Bank, a federal savings bank, will merge with and into the Bank, with the Bank as the surviving entity. Ocean City Home Bank is one of Southern New Jersey’s oldest and largest community banks with approximately $1.1 billion in total assets, $818 million in total deposits and $796 million in gross loans. Ocean Shore operates 11 full-service banking centers in Atlantic and Cape May Counties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or discussed in documents incorporated by reference in this prospectus.

Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this prospectus, in any risk factors described in a supplement to this or in other filings.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. We undertake no obligation to revise or update the forward-looking statements contained in this prospectus at any time.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect us will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 2015 and for the six-month periods ended June 30, 2016 and 2015. No shares of our preferred stock were outstanding, and we did not pay dividends on preferred stock, during these periods. No shares of our preferred stock are currently outstanding. As a result, the ratios of earnings to fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges for these periods.

Statement of Ratios of Earnings to Fixed Charges

		Six Months ended June 30,		Year ended December 31,
		2016	2015	2015	2014	2013	2012	2011
				(dollars in thousands)
	Earnings:
1)	Income before income taxes	$12,246	$15,918	$31,205	$30,531	$24,943	$30,947	$32,214
2)	Plus: Interest expense	5,641	4,179	9,034	7,505	9,628	14,103	18,060

3)	Earnings including interest on deposits	17,887	20,097	40,239	38,036	34,571	45,050	50,274
4)	Less: interest on deposits	3,042	1,922	4,301	4,103	4,709	7,547	10,401

5)	Earnings excluding interest on deposits	$14,845	$18,175	$35,938	$33,933	$29,862	$37,503	$39,873
	Fixed charges:
6)	Interest expense (line 2)	5,641	4,179	9,034	7,505	9,628	14,103	18,060
7)	Less: interest expense on deposits (line 4)	3,042	1,922	4,301	4,103	4,709	7,547	10,401

8)	Excluding interest on deposits	$2,599	$2,257	$4,733	$3,402	$4,919	$6,556	$7,659
	Ratio of Earnings to Fixed Charges:
	Including interest on deposits (item 3/item 6)	3.17	4.81	4.45	5.07	3.59	3.19	2.78
	Excluding interest on deposits (item 5/item 8)	5.71	8.05	7.59	9.97	6.07	5.72	5.21

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include acquisitions, capital expenditures, investments, (investments in subsidiaries) and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTIONS OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities, depositary shares and units that we may offer and sell from time to time. We may issue the debt securities as exchangeable and/or convertible debt securities exchangeable for or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our certificate of incorporation, our by-laws and by applicable Delaware law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK

General

Our Certificate of Incorporation provides that we may issue up to 60,000,000 shares of capital stock, of which 55,000,000 shares are designated as common stock, par value $0.01, and 5,000,000 shares are designated as preferred stock, par value $0.01. The rights and privileges of holders of our common stock our subject to any preferences that our board of directors may set from time to time in one or more classes or series of preferred stock, with such designations, preferences, rights and limitations as the board shall determine. We may increase our authorized shares of capital stock subsequent to the date of this prospectus. As of June 30, 2016, there were 25,748,898 shares of our common stock outstanding and no shares of our preferred stock issued and outstanding. All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is listed on the NASDAQ Global Select Market under the symbol “OCFC.”

The following is a summary of the terms of our common stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Certificate of Incorporation, our bylaws, and the Delaware General Corporation Law and other applicable provisions of Delaware law.

Dividend Rights

The Company is a legal entity separate and distinct from the Bank. Virtually all of the revenue of the Company available for payment of dividends on its capital stock will result from amounts paid to the Company by the Bank. All such dividends are subject to the requirements of the Federal Deposit Insurance Act (“FDIA”) and the regulations of the OCC.

Under the Delaware General Corporation Law, the Company is permitted to pay cash dividends provided that the payment does not leave us insolvent. However, as a savings and loan holding company, the Company is subject to regulation and limitations on capital distributions imposed by the FRB. The FRB has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory review of capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also states that a holding company should inform the FRB supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, as of the end of the quarter, in the amount of such instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of the Company to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

The Bank’s ability to make capital distributions to the Company is limited by OCC regulation. OCC regulations impose limitations upon all capital distributions by a savings institution, including cash dividends, payments to repurchase its shares and payments to stockholders of another institution in a cash-out merger. Under the regulations, an application to and the approval of the OCC, is required prior to any capital distribution if the institution does not meet the criteria for “expedited treatment” of applications under the regulations (i.e., generally, examination ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with the OCC. If an application is not required, the institution must still provide prior notice to the FRB of the capital distribution if, like the Bank, it is a subsidiary of a holding company. In the event the Bank’s capital fell below its regulatory requirements or the FRB or OCC notified it that it was in need of more than normal supervision, the Bank’s ability to make capital distributions could be restricted. In addition, the FRB or OCC could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the FRB or OCC determine that such distribution would constitute an unsafe or unsound practice

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of our shareholders, except as otherwise required by law. The quorum for shareholders’ meetings is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of our common stock at a meeting at which a quorum is present. There is no cumulative voting.

Classified Board of Directors

Our board of directors is divided into three classes of directors serving staggered three-year terms. Each class of directors consists, as nearly as possible, of one-third of the total number of directors. Under our Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the total outstanding shares of our common stock entitled to vote in the election of directors is required to remove a director, and in any event, only for cause. The board may fill a vacancy on the board of directors, including a vacancy created by an increase in the number of directors. Any director elected to the board of directors to fill a vacancy on the board will hold office until the until the expiration of the class to which he or she has been assigned.

Liquidation Rights

In the event of liquidation, dissolution or winding up of OceanFirst Financial, holders of our common stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, subject to the rights of the holders of our preferred stock described below.

Assessment and Redemption

Holders of shares of our common stock have no preference, conversion or exchange rights and have no preemptive rights to subscribe for any of our securities. There are no sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is not redeemable at the option of the issuer or the holders thereof.

Restrictions on Ownership

The Home Owners Loan Act of 1933, as amended (“HOLA”) requires any “savings and loan holding company,” as defined in HOLA, to obtain the approval of the FRB before acquiring 5% or more of OceanFirst common stock. Any person, other than a savings and loan holding company, is required to obtain the approval of the FRB before acquiring 10% or more of OceanFirst common stock under the Change in Bank Control Act. Any person who (a) owns, controls or has the power to vote 25% or more of any class of OceanFirst’s voting securities; (b) has the ability to elect or appoint a majority of the OceanFirst board; or (c) otherwise exercises a “controlling influence” over OceanFirst, is subject to regulation as a savings and loan holding company under HOLA.

Other Matters

Certain provisions in our Certificate of Incorporation, applicable Delaware corporate law and applicable federal banking law may have the effect of discouraging a change of control of OceanFirst Financial, even if such a transaction is favored by some of our shareholders and could result in shareholders receiving a substantial premium over the current market price of our shares. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our corporation. These provisions may also tend to perpetuate present management and make it difficult for shareholders owning less than a majority of the shares to be able to elect even a single director.

Anti-takeover Provisions

We have not opted out of the requirements of Section 203 of the Delaware General Corporation Law (the “DGCL”), which provides that we are prohibited from engaging in a business combination with an interested stockholder (a person or group of affiliates owning at least fifteen percent of the voting power of the Company) for a period of three years after such interested stockholder became an interested stockholder unless (a) before the stockholder became an interested stockholder, the our board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (c) at or subsequent to the time the stockholder became an interested stockholder the business combination is approved by our board and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder at an annual or special meeting of the stockholders.

In addition, our certificate of incorporation provides that a business combination with an interested stockholder requires the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of our voting stock. The super-majority vote is not required for a business combination with an interested stockholder that is approved by a majority of disinterested directors or meets certain consideration value requirements. An interested stockholder is defined as any person who beneficially owns ten percent or more of the voting power of our voting stock; an affiliate or associate who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock; or an assignee of shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder.

Transfer Agent and Registrar

American Stock Transfer and Trust Company is presently the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

“Blank Check” Preferred Stock

The 5,000,000 unissued shares of preferred stock are typically referred to as “blank check” preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. In general, our certificate of incorporation, authorizes our board of directors to issue new shares of our common stock or preferred stock without further shareholder action; provided that there are sufficient authorized shares.

The issuance of additional common or preferred stock may be viewed as having adverse effects upon the holders of common stock. Holders of our common stock do not have preemptive rights with respect to any newly issued stock. Our board could adversely affect the voting power of holders of our common stock by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. In the event of a proposed merger, tender offer or other attempt to gain control of OceanFirst Financial that the board of directors does not believe to be in the best interests of its shareholders, the board could issue additional preferred stock which could make any such takeover attempt more difficult to complete. Our board of directors does not intend to issue any preferred stock except on terms that the board deems to be in the best interests of our company and our shareholders.

Terms of the Preferred Stock That We May Offer and Sell to You

We summarize below some of the provisions that will apply to the preferred stock that we may offer to you unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the preferred stock will be contained in the prospectus supplement. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

Our board of directors has the authority, without further action by the shareholders, to issue preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.

Prior to the issuance of a new series of preferred stock, we will further amend our certificate of incorporation, designating the stock of that series and the terms of that series. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•	the designation, stated value and liquidation preference of such preferred stock and the amount of stock offered;

•	the offering price;

•	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	any redemption or sinking fund provisions;

•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•	the voting rights, if any, of shares of such series;

•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

•	the conditions and restrictions, if any, on the creation of indebtedness by us or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any additional dividend, liquidation, redemption, repurchase, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable amendment to our certificate of incorporation for complete information regarding a series of preferred stock.

The preferred stock will, when issued against payment of the consideration payable therefore, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to that of our general creditors.

DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with other securities or separately, warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	if applicable, the maximum or minimum number of warrants which may be exercised at any time;

•	the identity of the warrant agent;

•	any mandatory or optional redemption provision;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase the amount of such principal amounts of debt securities or such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

Modification of the Warrant Agreement

The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;

•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

We summarize below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable notes. The notes will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the notes. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be designated prior to the issuance of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“senior debt securities”), our senior subordinated debt (“senior subordinated debt securities”), our subordinated debt (“subordinated debt securities”) or our junior subordinated debt (“junior subordinated debt securities” and, together with the senior subordinated debt securities and the subordinated debt securities, the “subordinated securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

We have summarized herein certain terms and provisions of the form of indenture (the “indenture”). The summary is not complete and is qualified in its entirety by reference to the actual text of the indenture. The indenture is an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time, which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our board of directors, or (c) an officers’ certificate pursuant to authority granted under a resolution of our board of directors. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	the limit, if any, upon the aggregate principal amount or issue price of the debt securities of a series;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including any debt of any of our subsidiaries;

•	the price or prices, expressed as a percentage of the principal amount, at which the debt securities will be issued;

•	the designation, aggregate principal amount and authorized denominations of the series of debt securities;

•	the issue date or dates of the series and the maturity date of the series;

•	whether the securities will be issued at par or at a premium over or a discount from their face amount;

•	the interest rate, if any, on the debt securities, which may be fixed or variable, per annum or otherwise, and the method for calculating the interest rate and basis upon which interest shall be calculated;

•	the right, if any, to extend interest payment periods and the duration of the extension;

•	the interest payment dates, the date on which interest will begin to accrue and be payable, and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the currency of denomination of the securities;

•	the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;

•	if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 or multiples of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	the dates on which premium, if any, will be paid;

•	any addition to or change in the “Events of Default” described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period; and

•	other specific terms, including any additional events of default or covenants.

We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.

We may structure one or more series of subordinated securities so that they qualify as capital under federal regulations applicable to bank holding companies. We may adopt this structure whether or not those regulations may be applicable to us at the time of issuance.

The debt securities will represent our general unsecured obligations. We are a holding company and OceanFirst Financial’s operating assets are owned by our subsidiaries. We rely primarily on dividends from such subsidiaries to meet our obligations. We are a legal entity separate and distinct from our subsidiaries. The principal sources of our income are dividends and interest from the Bank. The Bank is subject to restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. In addition, payment of dividends to us by the Bank is subject to ongoing review by banking regulators. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities, including deposits, of our subsidiaries, and holders of the debt securities should look only to our assets for payments on the debt securities. The indenture does not limit the incurrence or issuance of our secured or unsecured debt including senior indebtedness.

Senior Debt

Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

The indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.

We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

•	a default (other than a payment default) that permits holders of designated senior indebtedness to accelerate its maturity occurs and is continuing, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated.

No new payment blockage period may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, including any liquidated damages, on the debt securities that have come due have been paid in full in cash. Generally, a non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify it against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other person or selling, leasing or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, and we may not permit any other person to merge or consolidate with us or to sell, lease, or convey substantially all of its assets to us, in either case, unless:

•

either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance substantially all our or our subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the due performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

•	immediately after giving effect to such transactions, no Event of Default described under the caption “Events of Default and Remedies” below or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

Upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our subsidiaries’ assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Events of Default and Remedies

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:

(1) default in paying interest on the debt securities when it becomes due or any additional amounts with respect thereto and the default continues for a period of 30 days or more (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of this 30-day period);

(2) default in paying principal, or premium, if any, on the debt securities when due;

(3) default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

(4) default in the performance, or breach, of any covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series) and the default or breach continues for a period of 90 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

(6) any other Event of Default provided with respect to debt securities of that series that is set forth in a board resolution, officer’s certificate, or applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that we may have outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

No holder of any debt security may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 90 days after the occurrence of the event of default.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a successor to the trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations by a successor in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “— Merger, Consolidation or Sale of Assets”;

•	to add such further covenants, restrictions, conditions or provisions as our Board of Directors shall consider to be for the protection of the holders thereof, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies therein provided, subject to such conditions as such supplemental indenture may provide;

•	to add to or change certain provisions of the indenture related to any debt security that does not provide for the identification of the holder thereof;

•	to change or eliminate any provisions of the indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision, or (ii) will not apply to any outstanding debt security;

•	provide for the issuance of and establish the form or forms and terms and conditions of debt securities of any series;

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act and add to the indenture such other provisions as may be expressly permitted by the TIA, excluding provisions referred to in Section 316(a)(2); or

•	make any change that does not adversely affect the rights of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of the debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	change or waive the redemption or repayment provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid or the place of payment;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	reduce the interest rate or extend the time for payment of interest (including default interest) on the debt securities;

•	make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities; or

•	adversely affect the right to convert any debt security.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, (iii) are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, or (iv) are deemed paid and discharged pursuant to legal defeasance (described below), and in the case of clauses (i), (ii) and (iii), we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; provided that certain conditions have been satisfied; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies,” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series, we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, is continuing at any time on or before the 120th day after the date of such deposit;

•	in the case of legal defeasance, we have delivered to the trustee an officers’ certificate stating that the deposit was not made by the us with the intent of preferring the holders of the debt securities over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.

Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Certificated Debt Securities

You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.

Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have the book-entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a “banking organization” organized under New York law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act and limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Governing Law

The indenture and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holder of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

•	all outstanding depositary shares have been redeemed, or

•	there has been a final distribution in respect of the preferred stock in connection with the liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial or fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holders evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we, and certain holders of our securities, may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NASDAQ or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, provided that such compensation shall not exceed 8% of any offering proceeds as calculated pursuant to applicable rules of the Financial Industry Regulatory Authority, or FINRA;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which such offered securities may be listed.

Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made by us, or certain holders of our securities;

•	whether that offering is being made to underwriters or through agents or directly;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly from us, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2016, January 6, 2016, January 8, 2016, January 22, 2016, March 28, 2016, April 22, 2016, April 26, 2016, May 2, 2016, May 20, 2016, June 3, 2016, June 21, 2016, June 23, 2016 July 13, 2016, July 14, 2016, July 15, 2016, July 29, 2016, August 1, 2016 and August 2, 2016 (except for the disclosures made under Item 2.02 or Item 7.01 of any such Current Report on Form 8-K, including the related exhibits, which are deemed furnished, and not filed, in accordance with the SEC’s regulations); and

•	the description of our common stock contained in the Registration Statement on Form 8-A filed on May 8, 1996 pursuant to Section 12(g) of the Exchange Act, and any further amendment or report filed thereafter for the purpose of updating such description.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

You may request a copy of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

OceanFirst Financial, Inc.

Attention: Investor Relations

975 Hooper Avenue

Toms River, NJ 08753

(732) 240-4500

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Windels Marx Lane & Mittendorf, LLP, New Brunswick, New Jersey. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of OceanFirst as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Cape Bancorp, Inc. as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and the effectiveness of Cape’s internal control over financial reporting as of December 31, 2015, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in its report thereon and incorporated herein by reference into this Registration Statement by our Amended Current Report on Form 8-K/A filed on July 15, 2016, in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as OceanFirst Financial, Inc., that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.oceanfirstonline.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition and results of operations described in those documents may have changed since those dates.

$

    % Fixed-to-Floating Rate Subordinated Notes due 2026

Prospectus Supplement

September     , 2016

Book Running Manager

SANDLER O’NEILL + PARTNERS, L.P.

Co-Manager

KEEFE, BRUYETTE & WOODS

                                                 A STIFEL COMPANY